UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 10, 2025

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Independent Directors

On April 10, 2025, the Board of Directors (the “Board”) of Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), unanimously elected Paul Shalhoub and Gilbert Nathan to serve as new directors, effective immediately. Messrs. Shalhoub and Nathan will serve as members of the Board until their successors are elected and qualified or until their earlier death, resignation, disqualification or removal. As compensation for their services as directors, the Company has agreed to pay each of Messrs. Shalhoub and Nathan a monthly cash fee of $25,000. There is no arrangement or understanding between Mr. Shalhoub and any other person pursuant to which he was selected as a director. Mr. Nathan was proposed for election to the Board by certain holders pursuant to their director nomination rights under that certain note purchase agreement, dated August 8, 2024, relating to the Company’s 16.00% Super-Priority Senior Secured PIK Notes due 2025. The Board reviewed Mr. Nathan’s qualifications and unanimously agreed to his appointment. There are no transactions between the Company and either Messrs. Shalhoub or Nathan that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that Messrs. Shalhoub and Nathan are independent directors under the applicable rules of the Nasdaq Stock Market LLC.

Special Committee

On April 10, 2025, the Board unanimously approved the formation of a special committee (the “Special Committee”) to oversee all key matters in connection with strategic alternatives with the goal of maximizing value. The members of the Special Committee are Wayne Burris, Paul Shalhoub and Gilbert Nathan. In connection therewith, the Company is actively engaging with its key stakeholders to explore all available strategic alternatives. No assurances can be given regarding the outcome or timing of the Special Committee’s review process. The Company does not intend to make any further public comment regarding the review unless and until it has approved a course of action for which further disclosure is appropriate.

Retention Bonus Arrangements for Mr. Patience and Mr. Mertz

On April 11, 2025, the Board unanimously approved and authorized the Company to enter into retention bonus agreements with each of David Patience, the Company’s Chief Financial Officer, and Lawrence Mertz, the Company’s Chief Technology Officer. Pursuant to the retention bonus agreements, Mr. Patience and Mr. Mertz are entitled to receive a retention bonus payment of $159,650 and $171,458, respectively, which will be paid as soon as practicable. Upon termination of employment for any reason (other than termination by the Company without “Cause” (as defined in the retention bonus agreements)) prior to 180 days after execution of the agreement, the executive will be required to repay to the Company the net after-tax amount of their respective retention bonus payment.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. All statements, other than statements of historical facts, included in this Report are forward-looking statements. Such forward-looking statements include statements regarding the review to be conducted by the Special Committee and the outcome and timing of the review process. Future events and actual results could differ materially from those set forth in, contemplated or suggested by, or underlying the forward-looking statements. There can be no assurances that results described in forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties, including, but not limited to, the outcome and timing of the review process, which may be suspended or modified at any time; the possibility that the Special Committee may decide not to undertake a strategic alternative following the review process; the Company’s inability to consummate any proposed strategic alternative resulting from the review due to, among other things, market, regulatory and other factors; the potential for disruption to the Company’s business resulting from the review process; and potential adverse effects on the Company’s stock price from the announcement, suspension or consummation of the review process and the results thereof. Other important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include those discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC. Any forward-looking statements made by the Company in this Report speak only as of the date on which they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)
Date: April 15, 2025
/s/ David Patience
David Patience
Chief Financial Officer